UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 2, 2019 (July 1, 2019)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, the Board of Directors (the “Board”) of Range Resources Corporation (the “Company’) expanded the Board to nine directors and appointed Margaret K. Dorman as a director of the Company, to serve through the annual meeting of stockholders to be held in 2020.  Ms. Dorman has been appointed to serve on the Audit Committee.

There are no understandings or arrangements between Ms. Dorman and any other person pursuant to which Ms. Dorman was selected to serve as a director of the Board.  There are no relationships between Ms. Dorman and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Dorman will be entitled to the same compensation as other non-employee directors; namely, (a) a $75,000 annual cash retainer, payable quarterly and prorated in the case of a partial quarter, (b) $200,000 annual grant of restricted stock, prorated for service of less than a full year, which vests immediately, (c) a director indemnification agreement with the Company and (d) additional benefits as described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2019 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 5, 2019.

Item 7.01 Regulation FD Disclosure.

Ms. Dorman is a non-employee director of Equitrans Midstream Corporation and currently serves as Chairman of the Management Development and Compensation Committee and as a member of the Audit Committee.  Additionally, Ms. Dorman is a director of privately-held Rubicon Oilfield International, where she serves as chair of the Audit Committee and as a member of the Compensation Committee.  Ms. Dorman served as a director of EQT Corporation from January 2012 until the separation of EQT and Equitrans Midstream in November 2018.  Ms. Dorman served as Chief Financial Officer and Treasurer of Smith International, Inc., a publicly-traded supplier of oil and gas products and services, between May 1999 and October 2009.  Prior to her time at Smith International, Inc., Ms. Dorman worked as an auditor with Ernst and Young LLP.  She also has prior board and audit committee experience, having served as a director of Hanover Compressor Company from 2004 to 2007, including as a member and ultimately chair of its Audit Committee.

The Board has determined that Ms. Dorman is an independent director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1Press release dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ DAVID P. POOLE
David P. Poole
Senior Vice President-General
Counsel and Corporate Secretary

Date:  July 2, 2019